UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2014

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) today presented a poster reporting data from the company's phase 2 trial of  its PSMA ADC antibody-drug conjugate product candidate at the American Society of Clinical Oncology's 2014 Genitourinary Cancers Symposium in San Francisco.  The trial assessed the anti-tumor activity and tolerability of the compound in patients with metastatic castrate resistant prostate cancer. Enrollment of an additional trial cohort of chemotherapy naïve patients who have progressed on hormonal therapies is ongoing.

Progenics also presented at ASCO GU a poster reporting interim data from the company's phase 2 study of its PSMA targeted imaging agent candidate, 1404, to identify and localize prostate cancer in high-risk patients undergoing radical prostatectomy and extended pelvic lymph node dissection compared to histopathology.

Copies of the company's press releases are included in this Report as Exhibits 99.1 and 2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 30, 2014.

99.2	Press Release dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: January 30, 2014